UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2009

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware	0-18550	61-1146077
(State or other	(Commission file	(IRS Employer
jurisdiction of	number)	Identification No.)
incorporation)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On August 18, 2009, NTS/Virginia Development Company (“NTS/Virginia”) and NTS/Lake Forest II Residential Corporation (“NTS/Lake Forest II”), both wholly owned subsidiaries of the NTS Mortgage Income Fund (the “Fund”), entered into a development loan disbursing agreement (“Section 21A Loan”) with National City Bank (“NCB”) for the purpose of providing funds to develop Section 21A of the Fawn Lake Subdivision. The Section 21A Loan is in the amount of $1,385,544, and is evidenced by a Promissory Note dated August 18, 2009. The Fund, as well as its Chairman and one of its affiliates, have guaranteed the payment of the Section 21A Loan, which matures on September 1, 2010. The Section 21A Loan requires that interest be paid monthly. In addition, upon the sale of a lot in Section 21A of Fawn Lake, NCB shall be entitled to receive as a principal paydown the greater of (i) 100% of the net sales proceeds per lot, or (ii) $150,000 per lot.

        On August 18, 2009, the Fund entered into a Seventh Mortgage Loan Modification Agreement (the “Agreement”) with NCB for the purpose of modifying the existing development loan (“Master Loan”) on the Fawn Lake project. Pursuant to the terms of the Agreement, NCB (i) waived the requirement of the $2.0 million principal repayment under the Sixth Amended and Restated Promissory Note to the Master Loan dated September 1, 2008, (ii) extended the maturity date of the Master Loan to September 1, 2010, (iii) increased the interest rate payable on the Master Loan to the greater of (a) One Month Libor plus four percent (4%) or (b) six percent (6%), (iv) amended the release prices of the real property securing the payment of the Master Loan, and (v) added $1.0 million of availability under the Master Loan to fund overhead expenses of the Fawn Lake development, which shall be the lesser of (a) $100,000 per month, or (b) fifty percent (50%) of the actual expense. In exchange for these modifications, NTS/Virginia, NTS/Lake Forest II, and a joint venture in which the Fund is the fifty percent (50%) joint venture owner, pledged additional collateral as security for the repayment of the Master Loan. In addition, the Master Loan and the Section 21A Loan were cross-defaulted and cross-collateralized. The note evidencing the Master Loan was amended and restated in its entirety as the Seventh Amended and Restated Promissory Note Construction Mortgage Loan dated August 18, 2009.

        Copies of the executed documentation are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 and are incorporated in their entirety in this Item 1.01 disclosure by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
10.1	Development Loan Disbursing Agreement
10.2	Promissory Note
10.3	Unconditional and Continuing Guaranty by NTS Guaranty Corporation
10.4	Unconditional and Continuing Guaranty by J.D. Nichols and NTS Mortgage Income Fund
10.5	Seventh Mortgage Loan Modification Agreement
10.6	Seventh Amended and Restated Promissory Note Construction Mortgage Loan

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND

By:	Gregory A. Wells
Its:	Chief Financial Officer

Date:	August 24, 2009

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